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                                                                      EXHIBIT 15



                   INDEPENDENT ACCOUNTANTS' AWARENESS LETTER





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We are aware that Union Texas Petroleum Holdings, Inc. has incorporated by reference our report dated April 20, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in this Registration Statement on Form S-8 to be filed on or about May 10, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


Price Waterhouse LLP

Houston, Texas
May 10, 1995